UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TREVI THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Trevi Therapeutics P.O. BOX8016 CARY, NC27512-9903 Trevi Therapeutics, Inc.I mportant Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 28, 2023For stockholders of record on May 1, 2023 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the virtual annual meeting, go to www.proxydocs.com/TRVI. To vote your shares while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/TRVI Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy materials, which includes Trevi Therapeutics, Inc.'s proxy statement and annual report to stockholders for the fiscal year ended December 31, 2022, you must request one. There is no charge to you for requesting a copy. In order to receive a paper or e-mail copy in time for this year's meeting, you must make this request on or before June 16, 2023. To order paper materials, use one of the following methods. INTERNET www.investorelections.com/TRVI TELEPHONE (866) 648-8133 E-MAIL paper@investorelections.com When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.Trevi Therapeutics, Inc.Meeting Type: Date: Time: Place: Annual Meeting of Stockholders Wednesday, June 28, 2023 1:00 PM Eastern Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/TRVI for more details. You must register prior to the deadline of June 26, 2023 at 5:00 P.M. Eastern Time to attend the meeting online SEE REVERSE FOR FULL AGENDA